                                                                    Exhibit 99.1

Company Profile
---------------

..    Comprehensive knowledge in delivering Secure Identity Management Solutions
     (SIM) that enable clients to develop secure online relationships with their employees, customers, partners and suppliers
..    Focus and leadership in the design, development and integration of enterprise directories, applications and enterprise portals with over 18 years of experience
..    Fortune 1000 client base
..    Industry leading partners complemented by direct sales force
..    200 professionals
..    "Fastcycle(sm)" Methodology
..    Major Delivery Locations

          .    Boston       .   Dallas        .   Washington DC     .   New York
          .    New Jersey   .   Los Angeles   .   San Francisco     .   Detroit




ePresence Responses
-------------------

..       Sold operations in Australia
..       Closed offices in the Netherlands, Germany and U.K.
..       Reduced headcount by over 35% while doubling domestic sales force and honing consulting skill set
..       Hosted a series of Webinars, attracting more than 1,000 participants
..       Partnered with Access360, InfoImage, BindView, Burton Group